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News Release
HP Inc. Reports Fiscal 2023 Third Quarter Results

PALO ALTO, Calif. – August 29, 2023 (GLOBE NEWSWIRE) – HP (NYSE: HPQ)
•Third quarter GAAP diluted net earnings per share ("EPS") of $0.76, above the previously provided outlook of $0.61 to $0.71 per share
•Third quarter non-GAAP diluted net EPS of $0.86, within the previously provided outlook of $0.81 to $0.91 per share
•Third quarter net revenue of $13.2 billion, down 9.9% from the prior-year period
•Third quarter net cash provided by operating activities of $1.0 billion, free cash flow of $0.9 billion
•Third quarter returned $0.3 billion to shareholders in the form of dividends
•Retired long-term debt of $1.1 billion

HP Inc.'s fiscal 2023 third quarter financial performance
	Q3 FY23	Q3 FY22	Y/Y
GAAP net revenue ($B)	$13.2	$14.6	(9.9)%
GAAP operating margin	7.2%	8.6%	(1.4) pts
GAAP net earnings ($B)	$0.8	$1.1	(32)%
GAAP diluted net EPS	$0.76	$1.08	(30)%
Non-GAAP operating margin	8.8%	9.4%	(0.6) pts
Non-GAAP net earnings ($B)	$0.9	$1.1	(19)%
Non-GAAP diluted net EPS	$0.86	$1.03	(17)%
Net cash provided by operating activities ($B)	$1.0	$0.4	148%
Free cash flow ($B)	$0.9	$0.3	214%

Notes to table
Information about HP Inc.'s use of non-GAAP financial information is provided under "Use of non-GAAP financial information" below.

Net revenue and EPS results
HP Inc. and its subsidiaries (“HP”) announced fiscal 2023 third quarter net revenue of $13.2 billion, down 9.9% (down 7.4% in constant currency) from the prior-year period.

“We delivered a solid quarter of sequential growth, combining strong innovation with disciplined execution to gain profitable PC market share and achieve our non-GAAP EPS target,” said Enrique Lores, HP President and CEO. "While we expect another quarter of sequential growth in Q4, the external environment has not improved as quickly as anticipated and we are moderating our expectations as a result. We remain confident in our ability to drive long-term growth and value creation as we focus on the things we can control and make continued progress against our Future Ready plan.”

Third quarter GAAP diluted net EPS was $0.76, down from $1.08 in the prior-year period and above the previously provided outlook of $0.61 to $0.71. Third quarter non-GAAP diluted net EPS was $0.86, down from $1.03 in the prior-year period and within the previously provided outlook of $0.81 to $0.91. Third quarter non-GAAP net earnings and non-GAAP diluted net EPS excludes after-tax adjustments of $93 million, or $0.10 per diluted share, related to restructuring and other charges, acquisition and divestiture charges, amortization of intangible assets, debt extinguishment benefit, non-operating retirement-related credits and tax adjustments.

Asset management
HP's net cash provided by operating activities in the third quarter of fiscal 2023 was $1.0 billion. Accounts receivable ended the quarter at $4.4 billion, up 1 day quarter over quarter to 30 days. Inventory ended the quarter at $7.2 billion, down 3 days quarter over quarter to 62 days. Accounts payable ended the quarter at $14.1 billion, up 3 days quarter over quarter to 123 days.

HP generated $0.9 billion of free cash flow in the third quarter. Free cash flow includes net cash provided by operating activities of $1.0 billion adjusted for net investments in leases of $31 million and net investments in property, plant and equipment of $137 million.

HP’s dividend payment of $0.2625 per share in the third quarter resulted in cash usage of $0.3 billion. HP exited the quarter with $1.7 billion in gross cash, which includes cash, cash equivalents and restricted cash of $1.7 billion, and short-term investments of $3 million included in other current assets. Cash, cash equivalents and restricted cash includes $45 million of restricted cash related to amounts collected and held on behalf of a third party for trade receivables previously sold.

Fiscal 2023 third quarter segment results
•Personal Systems net revenue was $8.9 billion, down 11% year over year (down 8% in constant currency) with a 6.6% operating margin. Consumer PS net revenue was down 12% and Commercial PS net revenue was down 11%. Total units were up 3% with Consumer PS units up 8% and Commercial PS units flat.
•Printing net revenue was $4.3 billion, down 7% year over year (down 5% in constant currency) with an 18.6% operating margin. Consumer Printing net revenue was down 28% and Commercial Printing net revenue was down 6%. Supplies net revenue was down 2% (flat in constant currency). Total hardware units were down 19% overall, with Consumer Printing units down 20% and Commercial Printing units down 8%.

Outlook
For the fiscal 2023 fourth quarter, HP estimates GAAP diluted net EPS to be in the range of $0.65 to $0.77 and non-GAAP diluted net EPS to be in the range of $0.85 to $0.97. Fiscal 2023 fourth quarter non-GAAP diluted net EPS estimates exclude $0.20 per diluted share, primarily related to restructuring and other charges, acquisition and divestiture charges, amortization of intangible assets, non-operating retirement-related credits, tax adjustments and the related tax impact on these items.
For fiscal 2023, HP estimates GAAP diluted net EPS to be in the range of $2.95 to $3.07and non-GAAP diluted net EPS to be in the range of $3.23 to $3.35. Fiscal 2023 non-GAAP diluted net EPS estimates exclude $0.28 per diluted share, primarily related to restructuring and other charges, acquisition and divestiture charges, amortization of intangible assets, debt extinguishment benefit, non-operating retirement-related credits, tax adjustments and the related tax impact on these items. For fiscal 2023, HP anticipates generating free cash flow of approximately $3.0 billion.
More information on HP's earnings, including additional financial analysis and an earnings overview presentation, is available on HP's Investor Relations website at investor.hp.com.
HP's FY23 Q3 earnings conference call is accessible via audio webcast at www.hp.com/investor/2023Q3Webcast.

About HP Inc.
HP Inc. (NYSE: HPQ) is a global technology leader and creator of solutions that enable people to bring their ideas to life and connect to the things that matter most. Operating in more than 170 countries, HP delivers a wide range of innovative and sustainable devices, services and subscriptions for personal computing, printing, 3D printing, hybrid work, gaming, and more. For more information, please visit http://www.hp.com.

Use of non-GAAP financial information
To supplement HP’s consolidated condensed financial statements presented on a generally accepted accounting principles (“GAAP”) basis, HP provides net revenue on a constant currency basis, non-GAAP total operating expense, non-GAAP operating profit, non-GAAP operating margin, non-GAAP tax rate, non-GAAP net earnings, non-GAAP diluted net EPS, free cash flow, gross cash and net cash (debt) financial measures. HP also provides forecasts of non-GAAP diluted net EPS and free cash flow. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables below or elsewhere in the materials accompanying this news release. In addition, an explanation of the ways in which HP’s management uses these non-GAAP measures to evaluate its business, the substance behind HP’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which HP’s management compensates for those limitations, and the substantive reasons why HP’s management believes that these non-GAAP measures provide useful information to investors is included under “Use of non-GAAP financial measures” after the tables below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for net revenue, operating expense, operating profit, operating margin, tax rate, net earnings, diluted net EPS, cash provided by (used in) operating activities or cash, cash equivalents and restricted cash prepared in accordance with GAAP.

Forward-looking statements
This document contains forward-looking statements based on current expectations and assumptions that involve risks and uncertainties. If the risks or uncertainties ever materialize or the assumptions prove incorrect, they could affect the business and results of operations of HP Inc. and its consolidated subsidiaries which may differ materially from those expressed or implied by such forward-looking statements and assumptions.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, any statements regarding the impact of the COVID-19 pandemic; projections of net revenue, margins, expenses, effective tax rates, net earnings, net earnings per share, cash flows, benefit plan funding, deferred taxes, share repurchases, foreign currency exchange rates or other financial items; any projections of the amount, timing or impact of cost savings or restructuring and other charges, planned structural cost reductions and productivity initiatives; any statements of the plans, strategies and objectives of management for future operations, including, but not limited to, our business model and transformation, our sustainability goals, our go-to-market strategy, the execution of restructuring plans and any resulting cost savings (including the fiscal 2023 plan), net revenue or profitability improvements or other financial impacts; any statements concerning the expected development, demand, performance, market share or competitive performance relating to products or services; any statements concerning potential supply constraints, component shortages, manufacturing disruptions or logistics challenges; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; any statements regarding pending investigations, claims, disputes or other litigation matters; any statements of expectation or belief as to the timing and expected benefits of acquisitions and other business combination and investment transactions (including the recent acquisition of Plantronics, Inc. (“Poly”)); and any statements of assumptions underlying any of the foregoing. Forward-looking statements can also generally be identified by words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will,” “would,” “could,” “can,” “may,” and similar terms.

Risks, uncertainties and assumptions that could affect our business and results of operations include factors relating to the impact of macroeconomic and geopolitical trends, changes and events, including the Russian invasion of Ukraine and tension across the Taiwan Strait and the regional and global ramifications of these events; recent volatility in global capital markets, increases in benchmark interest rates, the effects of inflation and instability of financial institutions; risks associated with HP’s international operations; the effects of the COVID-19 pandemic; the execution and performance of contracts by HP and its suppliers, customers, clients and partners, including logistical challenges with respect to such execution and performance; changes in estimates and assumptions HP makes in connection with the preparation of its financial statements; the need to manage (and reliance on) third-party suppliers, including with respect to component shortages, and the need to manage HP’s global, multi-tier distribution network, limit potential misuse of pricing programs by HP’s channel partners, adapt to new or changing marketplaces and effectively deliver HP’s services; HP’s ability to execute on its strategic plans, including the previously announced initiatives, business model changes and transformation; execution of planned structural cost reductions and productivity initiatives; HP’s ability to complete any contemplated share repurchases, other capital return programs or other strategic transactions; the competitive pressures faced by HP’s businesses; risks associated with executing HP’s strategy and business model changes and transformation; successfully innovating, developing and executing HP’s go-to-market strategy, including online, omnichannel and contractual sales, in an evolving distribution, reseller and customer landscape; the development and transition of new products and services and the enhancement of existing products and services to meet evolving customer needs and respond to emerging technological trends; successfully competing and maintaining the value proposition of HP’s products, including supplies; challenges to HP’s ability to accurately forecast inventories, demand and pricing, which may be due to HP’s multi-tiered channel, sales of HP’s products to unauthorized resellers or unauthorized resale of HP’s products or our uneven sales cycle; integration and other risks associated with business combination and investment transactions; the results of our restructuring plans (including the fiscal 2023 plan), including estimates and assumptions related to the cost (including any possible disruption of HP’s business) and the anticipated benefits of our restructuring plans; the protection of HP’s intellectual property assets, including intellectual property licensed from third parties; the hiring and retention of key employees; disruptions in operations from system security risks, data protection breaches, cyberattacks, extreme weather conditions or other effects of climate change, medical epidemics or pandemics such as the COVID-19 pandemic, and other natural or manmade disasters or catastrophic events; the impact of changes to federal, state, local and foreign laws and regulations, including environmental regulations and tax laws; our aspirations related to environmental, social and governance matters; potential impacts, liabilities and costs from pending or potential investigations, claims and disputes; the effectiveness of our internal control over financial reporting and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2022 and HP’s other filings with the Securities and Exchange Commission.

As in prior periods, the financial information set forth in this document, including any tax-related items, reflects estimates based on information available at this time. While HP believes these estimates to be reasonable, these amounts could differ materially from reported amounts in HP’s Quarterly Reports on Form 10-Q for the fiscal quarter ended July 31, 2023, Annual Report on Form 10-K for the fiscal year ending October 31, 2023, and HP’s other filings with the Securities and Exchange Commission. The forward-looking statements in this document are made as of the date of this document and HP assumes no obligation and does not intend to update these forward-looking statements.

HP’s Investor Relations website at investor.hp.com contains a significant amount of information about HP, including financial and other information for investors. HP encourages investors to visit its website from time to time, as information is updated, and new information is posted. The content of HP’s website is not incorporated by reference into this document or in any other report or document HP files with the SEC, and any references to HP’s website are intended to be inactive textual references only.

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Three months ended
	July 31, 2023	April 30, 2023	July 31, 2022
Net revenue	$13,196	$12,907	$14,648
Costs and expenses:
Cost of revenue	10,374	9,993	11,764
Research and development	354	410	368
Selling, general and administrative	1,302	1,397	1,142
Restructuring and other charges	75	200	13
Acquisition and divestiture charges	48	74	32
Amortization of intangible assets	91	86	50
Russia exit charges	—	—	23
Total costs and expenses	12,244	12,160	13,392
Earnings from operations	952	747	1,256
Interest and other, net	(16)	(160)	(70)
Earnings before taxes	936	587	1,186
(Provision for) benefit from taxes	(170)	467	(64)
Net earnings	$766	$1,054	$1,122

Net earnings per share:
Basic	$0.77	$1.06	$1.10
Diluted	$0.76	$1.06	$1.08

Cash dividends declared per share	$0.52	$—	$0.50

Weighted-average shares used to compute net earnings per share:
Basic	993	991	1,024
Diluted	1,002	998	1,035

HP revised its prior period financial statements for an accounting correction related to a revenue contract in the Personal Systems segment. The impact of these revisions was not material to HP’s previously filed financial statements. See "Notes to the Consolidated Condensed Financial Statements, “Note 1. Basis of Presentation” and "Note 14. Revision of Prior Period Financial Statements” included in the Quarterly Report on Form 10-Q for the quarter ended July 31, 2023, to be filed with the SEC. As a result of this, the Company is currently assessing the nature of any deficiency in its internal control over financial reporting. In connection with these revisions, the Company has also corrected the timing of other unrelated immaterial adjustments which were previously made in the periods the Company identified them.

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Nine months ended
	July 31, 2023	July 31, 2022
Net revenue	$39,901	$48,136
Costs and expenses:
Cost of revenue	31,378	38,564
Research and development	1,167	1,271
Selling, general and administrative	4,030	4,074
Restructuring and other charges	416	148
Acquisition and divestiture charges	206	84
Amortization of intangible assets	262	154
Russia exit charges	—	23
Total costs and expenses	37,459	44,318
Earnings from operations	2,442	3,818
Interest and other, net	(357)	(141)
Earnings before taxes	2,085	3,677
Benefit from (provision for) taxes	204	(522)
Net earnings	$2,289	$3,155

Net earnings per share:
Basic	$2.31	$3.00
Diluted	$2.29	$2.97

Cash dividends declared per share	$1.05	$1.00

Weighted-average shares used to compute net earnings per share:
Basic	991	1,052
Diluted	999	1,064

HP INC. AND SUBSIDIARIES ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS, OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Three months ended
	July 31, 2023		April 30, 2023		July 31, 2022
	Amounts	Diluted net earnings per share	Amounts	Diluted net earnings per share	Amounts	Diluted net earnings per share
GAAP net earnings	$766	$0.76	$1,054	$1.06	$1,122	$1.08
Non-GAAP adjustments:
Restructuring and other charges	75	0.07	200	0.20	13	0.01
Acquisition and divestiture charges	48	0.05	74	0.07	32	0.03
Amortization of intangible assets	91	0.09	86	0.09	50	0.05
Russia exit charges	—	—	—	—	23	0.02
Debt extinguishment benefit	(115)	(0.11)	—	—	—	—
Non-operating retirement-related credits	(12)	(0.01)	(13)	(0.01)	(34)	(0.03)
Tax adjustments(a)	6	0.01	(616)	(0.62)	(140)	(0.13)
Non-GAAP net earnings	$859	$0.86	$785	$0.79	$1,066	$1.03

GAAP earnings from operations	$952		$747		$1,256
Non-GAAP adjustments:
Restructuring and other charges	75		200		13
Acquisition and divestiture charges	48		74		32
Amortization of intangible assets	91		86		50
Russia exit charges	—		—		23
Non-GAAP earnings from operations	$1,166		$1,107		$1,374

GAAP operating margin	7.2%		5.8%		8.6%
Non-GAAP adjustments	1.6%		2.8%		0.8%
Non-GAAP operating margin	8.8%		8.6%		9.4%

(a)Includes tax impact on non-GAAP adjustments.

HP INC. AND SUBSIDIARIES ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS, OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Nine months ended
	July 31, 2023		July 31, 2022
	Amounts	Diluted net earnings per share	Amounts	Diluted net earnings per share
GAAP net earnings	$2,289	$2.29	$3,155	$2.97
Non-GAAP adjustments:
Restructuring and other charges	416	0.42	148	0.15
Acquisition and divestiture charges	206	0.21	84	0.08
Amortization of intangible assets	262	0.26	154	0.14
Russia exit charges	—	—	23	0.02
Debt extinguishment benefit	(107)	(0.11)	—	—
Non-operating retirement-related credits	(35)	(0.04)	(103)	(0.10)
Tax adjustments(a)	(656)	(0.65)	(116)	(0.12)
Non-GAAP net earnings	$2,375	$2.38	$3,345	$3.14

GAAP earnings from operations	$2,442		$3,818
Non-GAAP adjustments:
Restructuring and other charges	416		148
Acquisition and divestiture charges	206		84
Amortization of intangible assets	262		154
Russia exit charges	—		23
Non-GAAP earnings from operations	$3,326		$4,227

GAAP operating margin	6.1%		7.9%
Non-GAAP adjustments	2.2%		0.9%
Non-GAAP operating margin	8.3%		8.8%

(a)Includes tax impact on non-GAAP adjustments.

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED BALANCE SHEETS (Unaudited) (In millions)

	As of
	July 31, 2023	October 31, 2022
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$1,718	$3,145
Accounts receivable, net	4,367	4,546
Inventory	7,197	7,615
Other current assets	4,181	4,431
Total current assets	17,463	19,737
Property, plant and equipment, net	2,783	2,774
Goodwill	8,614	8,541
Other non-current assets	7,772	7,443
Total assets	$36,632	$38,495

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Notes payable and short-term borrowings	$443	$218
Accounts payable	14,123	15,303
Other current liabilities	10,624	10,668
Total current liabilities	25,190	26,189
Long-term debt	9,236	10,796
Other non-current liabilities	4,451	4,535
Stockholders' deficit	(2,245)	(3,025)
Total liabilities and stockholders' deficit	$36,632	$38,495

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)

	Three months ended
	July 31, 2023	July 31, 2022
Cash flows from operating activities:
Net earnings	$766	$1,122
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	217	181
Stock-based compensation expense	91	70
Restructuring and other charges	75	13
Deferred taxes on earnings	51	52
Other, net	(97)	57
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(246)	985
Inventory	(10)	700
Accounts payable	801	(1,472)
Net investment in leases	(31)	(53)
Taxes on earnings	24	(117)
Restructuring and other	(77)	(39)
Other assets and liabilities	(588)	(1,105)
Net cash provided by operating activities	976	394
Cash flows from investing activities:
Investment in property, plant and equipment	(137)	(195)
Proceeds from the sale of property, plant and equipment	—	25
Purchases of available-for-sale securities and other investments	(1)	(42)
Maturities and sales of available-for-sale securities and other investments	—	1
Collateral returned for derivative instruments	9	—
Net cash used in investing activities	(129)	(211)
Cash flows from financing activities:
Proceeds from short-term borrowings with original maturities less than 90 days, net	200	—
Proceeds from debt, net of issuance costs	60	2,026
Payment of debt and associated costs	(1,067)	(45)
Stock-based award activities and others	—	9
Repurchase of common stock	—	(1,029)
Cash dividends paid	(259)	(255)
Settlement of cash flow hedges	(3)	20
Net cash (used in) provided by financing activities	(1,069)	726
(Decrease) increase in cash, cash equivalents and restricted cash	(222)	909
Cash, cash equivalents and restricted cash at beginning of period	1,940	4,477
Cash, cash equivalents and restricted cash at end of period	$1,718	$5,386

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)

	Nine months ended
	July 31, 2023	July 31, 2022
Cash flows from operating activities:
Net earnings	$2,289	$3,155
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	638	571
Stock-based compensation expense	353	273
Restructuring and other charges	416	149
Deferred taxes on earnings	(774)	51
Other, net	(61)	361
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	180	1,101
Inventory	364	(570)
Accounts payable	(1,133)	(491)
Net investment in leases	(82)	(94)
Taxes on earnings	354	(165)
Restructuring and other	(244)	(185)
Other assets and liabilities	(704)	(1,597)
Net cash provided by operating activities	1,596	2,559
Cash flows from investing activities:
Investment in property, plant and equipment	(459)	(647)
Proceeds from the sale of property, plant and equipment	—	26
Purchases of available-for-sale securities and other investments	(6)	(50)
Maturities and sales of available-for-sale securities and other investments	18	8
Collateral (posted) returned for derivative instruments	(118)	14
Payment made in connection with business acquisitions, net of cash acquired	(5)	(24)
Net cash used in investing activities	(570)	(673)
Cash flows from financing activities:
Proceeds from (payment of) short-term borrowings with original maturities less than 90 days, net	190	(400)
Proceeds from debt, net of issuance costs	177	4,086
Payment of debt and associated costs	(1,654)	(141)
Stock-based award activities and others	(86)	(88)
Repurchase of common stock	(100)	(3,547)
Cash dividends paid	(777)	(788)
Collateral returned for derivative instruments	(200)	—
Settlement of cash flow hedges	(3)	79
Net cash used in financing activities	(2,453)	(799)
(Decrease) increase in cash, cash equivalents and restricted cash	(1,427)	1,087
Cash, cash equivalents and restricted cash at beginning of period	3,145	4,299
Cash, cash equivalents and restricted cash at end of period	$1,718	$5,386

HP INC. AND SUBSIDIARIES SEGMENT/BUSINESS UNIT INFORMATION (Unaudited) (In millions)

	Three months ended			Change (%)
	July 31, 2023	April 30, 2023	July 31, 2022	Q/Q	Y/Y
Net revenue:
Commercial PS	$6,201	$5,916	$6,956	5%	(11)%
Consumer PS	2,731	2,253	3,117	21%	(12)%
Personal Systems(a)	8,932	8,169	10,073	9%	(11)%
Supplies	2,768	3,006	2,814	(8)%	(2)%
Commercial Printing	974	1,089	1,036	(11)%	(6)%
Consumer Printing	521	641	725	(19)%	(28)%
Printing	4,263	4,736	4,575	(10)%	(7)%
Corporate Investments(c)	1	3	—	NM	NM
Total segment net revenue	13,196	12,908	14,648	2%	(10)%
Other(c)	—	(1)	—	NM	NM
Total net revenue	$13,196	$12,907	$14,648	2%	(10)%

Earnings before taxes:(b)
Personal Systems	$592	$431	$674
Printing	794	899	904
Corporate Investments	(32)	(38)	(58)
Total segment earnings from operations	1,354	1,292	1,520
Corporate and unallocated cost and other	(97)	(90)	(76)
Stock-based compensation expense	(91)	(95)	(70)
Restructuring and other charges	(75)	(200)	(13)
Acquisition and divestiture charges	(48)	(74)	(32)
Amortization of intangible assets	(91)	(86)	(50)
Russia exit charges	—	—	(23)
Interest and other, net	(16)	(160)	(70)
Total earnings before taxes	$936	$587	$1,186

(a)Effective first quarter of fiscal 2023, HP realigned the Personal Systems business units reporting structure into Commercial PS and Consumer PS to align with its customer market segmentation. HP has reflected this change to its prior reporting periods on an as-if basis. The reporting change had no impact to previously reported segment net revenue and segment earnings from operation, consolidated net revenue, net earnings or net earnings per share (“EPS”).
(b)Effective first quarter of fiscal 2023, in connection with organizational realignments, certain costs which were earlier reflected under “Corporate and unallocated cost and other”, have now been reclassified to the Personal Systems and Printing segments. HP has reflected this change to its prior reporting periods on an as-if basis. The reporting change had no impact to previously reported segment net revenue, consolidated net revenue, net earnings or net EPS.
(c)"NM" represents not meaningful.

HP INC. AND SUBSIDIARIES SEGMENT/BUSINESS UNIT INFORMATION (Unaudited) (In millions)

	Nine months ended		Change (%)
	July 31, 2023	July 31, 2022	Y/Y
Net revenue:
Commercial PS	$18,499	$22,600	(18)%
Consumer PS	7,787	11,171	(30)%
Personal Systems(a)	26,286	33,771	(22)%
Supplies	8,631	9,013	(4)%
Commercial Printing	3,119	3,117	—%
Consumer Printing	1,861	2,239	(17)%
Printing	13,611	14,369	(5)%
Corporate Investments(c)	5	1	NM
Total segment net revenue	39,902	48,141	(17)%
Other(c)	(1)	(5)	NM
Total net revenue	$39,901	$48,136	(17)%

Earnings before taxes:(b)
Personal Systems	$1,498	$2,332
Printing	2,563	2,725
Corporate Investments	(103)	(184)
Total segment earnings from operations	3,958	4,873
Corporate and unallocated cost and other	(279)	(373)
Stock-based compensation expense	(353)	(273)
Restructuring and other charges	(416)	(148)
Acquisition and divestiture charges	(206)	(84)
Amortization of intangible assets	(262)	(154)
Russia exit charges	—	(23)
Interest and other, net	(357)	(141)
Total earnings before taxes	$2,085	$3,677
(a)Effective first quarter of fiscal 2023, HP realigned the Personal Systems business units reporting structure into Commercial PS and Consumer PS to align with its customer market segmentation. HP has reflected this change to its prior reporting periods on an as-if basis. The reporting change had no impact to previously reported segment net revenue and segment earnings from operation, consolidated net revenue, net earnings or net EPS.
(b)Effective first quarter of fiscal 2023, in connection with organizational realignments, certain costs which were earlier reflected under “Corporate and unallocated cost and other”, have now been reclassified to the Personal Systems and Printing segments. HP has reflected this change to its prior reporting periods on an as-if basis. The reporting change had no impact to previously reported segment net revenue, consolidated net revenue, net earnings or net EPS.
(c)"NM" represents not meaningful.

HP INC. AND SUBSIDIARIES SEGMENT OPERATING MARGIN SUMMARY (Unaudited)

	Three months ended			Change (pts)
	July 31, 2023	April 30, 2023	July 31, 2022	Q/Q		Y/Y
Segment operating margin:(a)
Personal Systems	6.6%	5.3%	6.7%	1.3	pts	(0.1)	pts
Printing	18.6%	19.0%	19.8%	(0.4)	pts	(1.2)	pts
Corporate Investments(b)	NM	NM	NM	NM		NM
Total segment	10.3%	10.0%	10.4%	0.3	pts	(0.1)	pts

(a)Effective at the beginning of the first quarter of fiscal 2023, in connection with organizational realignments, certain costs which were earlier reflected under “Corporate and unallocated cost and other”, have now been reclassified to the Personal Systems and Printing segments. HP has reflected this change to its prior reporting periods on an as-if basis. The reporting change had no impact to previously reported segment net revenue, consolidated net revenue, net earnings or net EPS.

(b)"NM" represents not meaningful.

HP INC. AND SUBSIDIARIES CALCULATION OF DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Three months ended
	July 31, 2023	April 30, 2023	July 31, 2022
Numerator:
GAAP net earnings	$766	$1,054	$1,122
Non-GAAP net earnings	$859	$785	$1,066

Denominator:
Weighted-average shares used to compute basic net earnings per share	993	991	1,024
Dilutive effect of employee stock plans(a)	9	7	11
Weighted-average shares used to compute diluted net earnings per share	1,002	998	1,035

GAAP diluted net earnings per share	$0.76	$1.06	$1.08
Non-GAAP diluted net earnings per share	$0.86	$0.79	$1.03

(a)Includes any dilutive effect of restricted stock units, stock options and performance-based awards.

HP INC. AND SUBSIDIARIES CALCULATION OF DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Nine months ended
	July 31, 2023	July 31, 2022
Numerator:
GAAP net earnings	$2,289	$3,155
Non-GAAP net earnings	$2,375	$3,345

Denominator:
Weighted-average shares used to compute basic net earnings per share	991	1,052
Dilutive effect of employee stock plans(a)	8	12
Weighted-average shares used to compute diluted net earnings per share	999	1,064

GAAP diluted net earnings per share	$2.29	$2.97
Non-GAAP diluted net earnings per share	$2.38	$3.14

(a)Includes any dilutive effect of restricted stock units, stock options and performance-based awards.

Use of non-GAAP financial measures
To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides net revenue on a constant currency basis, non-GAAP total operating expense, non-GAAP operating profit, non-GAAP operating margin, non-GAAP tax rate, non-GAAP net earnings, non-GAAP diluted net EPS, free cash flow, gross cash and net cash (debt). HP also provides forecasts of non-GAAP diluted net EPS and free cash flow.

These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP in the United States. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables above or elsewhere in the materials accompanying this news release.

Use and economic substance of non-GAAP financial measures
Net revenue on a constant currency basis excludes the effect of foreign currency exchange fluctuations calculated by translating current period revenues using monthly exchange rates from the comparative period and excluding any hedging impact recognized in the current period. Non-GAAP operating margin is defined to exclude the effects of any amounts relating to restructuring and other charges, acquisition and divestiture charges, amortization of intangible assets and Russia exit charges. Non-GAAP net earnings and non-GAAP diluted net EPS consist of net earnings or diluted net EPS excluding those same charges, defined benefit plan settlement charges, non-operating retirement related (credits)/charges, debt extinguishment costs (benefits), tax adjustments and the amount of additional taxes or tax benefits associated with each non-GAAP item.

HP’s management uses these non-GAAP financial measures for purposes of evaluating HP’s historical and prospective financial performance, as well as HP’s performance relative to its competitors. HP’s management also uses these non-GAAP measures to further its own understanding of HP’s segment operating performance. HP believes that excluding the items mentioned above for these non-GAAP financial measures allows HP’s management to better understand HP’s consolidated financial performance in relation to the operating results of HP’s segments, as HP’s management does not believe that the excluded items are reflective of ongoing operating results. More specifically, HP’s management excludes each of those items mentioned above for the following reasons:

•Restructuring and other charges are (i) costs associated with a formal restructuring plan and are primarily related to employee separation from service and early retirement costs and related benefits, costs of real estate consolidation and other non-labor charges; and (ii) other charges, which includes non-recurring costs including those as a result of information technology rationalization efforts and transformation program management and are distinct from ongoing operational costs. HP excludes these restructuring and other charges (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because HP believes that these costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of HP's current operating performance or comparisons to operating performance in other periods.

•HP incurs cost related to its acquisitions and divestitures, which it would not have otherwise incurred as part of its operations. The charges are direct expenses such as third-party professional and legal fees, integration and divestiture-related costs, as well as non-cash adjustments to the fair value of certain acquired assets such as inventory and certain compensation charges related to cash settlement of restricted stock units and performance-based restricted stock units towards acquisitions. These charges related to acquisitions and divestitures are inconsistent in amount and frequency and are significantly impacted by the timing and nature of HP's acquisitions or divestitures. HP believes that eliminating such expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of HP’s current operating performance and comparisons to operating performance in other periods.

•HP incurs charges relating to the amortization of intangible assets. Those charges are included in HP’s GAAP earnings, operating margin, net earnings and diluted net EPS. Such charges are significantly impacted by the timing and magnitude of HP’s acquisitions and any related impairment charges. Consequently, HP excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to operating performance in other periods.

•Russia exit charges relating to HP’s decision to wind down its business operations in Russia. These charges include costs related to severance, cancellation of contracts, inventory write-downs and other related one-time exit costs. HP excludes these adjustments for the purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP's current operating performance and comparisons to operating performance in other periods.

•HP incurs debt extinguishment (benefit)/costs includes certain (gain)/loss related to repurchase of certain of its outstanding U.S. dollar global notes or termination of commitments under revolving credit facilities. These (gain)/loss resulting from debt redemption transactions are partially or more than offset by costs such as bond repurchase premiums, bank fees, unpaid accrued interests, etc. HP excludes these (benefit)/costs for the purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP's current operating performance and comparisons to operating performance in other periods.

•Non-operating retirement-related (credits)/charges includes certain market-related factors such as interest cost, expected return on plan assets, amortized actuarial gains or losses, associated with HP’s defined benefit pension and post-retirement benefit plans. The market-driven retirement-related adjustments are primarily due to the changes in the value of pension plan assets and liabilities which are tied to financial market performance and HP considers these adjustments to be outside the operational performance of the business. Non-operating retirement-related (credits)/charges also include certain plan curtailments, settlements and special termination benefits related to HP’s defined benefit pension and post-retirement benefit plans. HP believes that eliminating such adjustments for purposes of calculating non-GAAP measures facilitates a more meaningful evaluation of HP's current operating performance and comparisons to operating performance in other periods.

•HP incurs defined benefit plan settlement charges relating to HP pension plans. The charges are associated with the net settlement and remeasurement resulting from voluntary lump sum payments offered to certain vested participants and transfer of certain pension obligations. HP excludes these charges for the purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to operating performance in other periods.

•HP recorded tax adjustments including tax expenses and benefits from internal reorganizations, realizability of certain deferred tax assets, various tax rate and regulatory changes, and tax settlements across various jurisdictions. HP excludes these adjustments for the purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP's current operating performance and comparisons to operating performance in other periods.

Free cash flow is a non-GAAP measure that is defined as cash flow (used in) provided by operations activities adjusted for net investment in leases and net investments in property, plant, and equipment. Gross cash is a non-GAAP measure that is defined as cash, cash equivalents and restricted cash plus short-term investments and certain long-term investments that may be liquidated within 90 days pursuant to the terms of existing put options or similar rights. HP’s management uses free cash flow and gross cash for the purpose of determining the amount of cash available for investment in HP’s businesses, repurchasing stock and other purposes. HP’s management also uses free cash flow and gross cash to evaluate HP’s historical and prospective liquidity. Because gross cash includes liquid assets that are not included in cash, cash equivalents and restricted cash, HP believes that gross cash provides a helpful assessment of HP’s liquidity. Because free cash flow includes net cash (used in) provided by operating activities adjusted for net investment in leases and net investments in property, plant and equipment. HP believes that free cash flow provides a more accurate and complete assessment of HP’s liquidity and capital resources. Net cash (debt) is defined as gross cash less gross debt after adjusting the effect of unamortized premium/discount on debt issuance, debt issuance costs and gains/losses on interest rate swaps.

Key Growth Areas
Key Growth Areas represent HP’s businesses which management expects to grow at a rate faster than HP’s core business with accretive margins in the longer term. HP’s Key Growth Areas are comprised of:

•Hybrid Systems: Video conferencing solutions, cameras, headsets, voice, and related software capabilities
•Gaming: Gaming PCs (Omen, Victus, etc.), HyperX and gaming accessories
•Workforce Services & Solutions: Managed services (Managed Print Service and Device-as-a-Service), digital services and lifecycle services
•Consumer Subscriptions: Instant Ink, other consumer subscriptions and consumer digital services
•Industrial Graphics: Large Format Industrial, Page Wide Press (PWP), Indigo and Page Wide Industrial packaging solutions and supplies
•3D & Personalization: Portfolio of additive manufacturing solutions and supplies including end-to-end solutions such as molded fiber, footwear and orthotics

Workforce Services & Solutions (“WSS”), previously known as Workforce Solutions, now aligns to the newly created WSS organization that is focused on enabling services led product offerings across Printing and Personal Systems. This now excludes hardware revenues for certain transactional deals with a service attach. Peripherals has been integrated into Gaming, and Hybrid systems including all products and solutions acquired from Plantronics, Inc. (“Poly”). Consumer Subscriptions was previously known as Consumer Services.

In fourth quarter of fiscal 2022, HP had disclosed full year Key Growth Areas revenues of “over $11 billion”. The changes to WSS reduced the previously disclosed revenues to approximately $10 billion for the fiscal year 2022.

Material limitations associated with use of non-GAAP financial measures
These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of HP’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•Items such as amortization of intangible assets, though not directly affecting HP’s cash position, represent the loss in value of intangible assets over time. The expense associated with this change in value is not included in non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted net EPS, and therefore does not reflect the full economic effect of the change in value of those intangible assets.

•Items such as restructuring and other charges, acquisition and divestiture charges, amortization of intangible assets and Russia exit charges are excluded from non-GAAP operating margin. In addition, non-operating retirement-related (credits)/charges, defined benefit plan settlement charges, debt extinguishment costs and tax adjustments are excluded from non-GAAP net earnings and non-GAAP diluted net EPS. These items can have a material impact on the equivalent GAAP earnings measure and cash flows.

•HP may not be able to immediately liquidate the short-term and certain long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

Other companies may calculate the non-GAAP financial measures differently than HP, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures
HP accounts for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. HP also provides reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within this news release and in other written materials that include these non-GAAP financial measures, and HP encourages investors to review those reconciliations carefully.

Usefulness of non-GAAP financial measures to investors
HP believes that providing net revenue on a constant currency basis, non-GAAP total operating expense, non-GAAP operating profit, non-GAAP operating margin, non-GAAP tax rate, non-GAAP net earnings, non-GAAP diluted net EPS, free cash flow, gross cash and net cash (debt) to investors in addition to the related GAAP financial measures provides investors with greater insight to the information used by HP’s management in its financial and operational decision making and allows investors to see HP’s results “through the eyes” of management. HP further believes that providing this information better enables HP’s investors to understand HP’s operating performance and financial condition and to evaluate the efficacy of the methodology and information used by HP’s management to evaluate and measure such performance and financial condition. Disclosure of these non-GAAP financial measures also facilitates comparisons of HP’s operating performance with the performance of other companies in HP’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.